Exhibit 99.1

Gelesis Receives Notice of NYSE Market Capitalization Listing Rule Non-Compliance

The Company Intends to Cure Deficiency and Return to Compliance with NYSE Listing Standard

BOSTON, November 18, 2022 - Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis” or the “Company”) today noted that on November 16, 2022, the Company received a notification letter (the “Notice”) from the New York Stock Exchange (the “NYSE”) advising that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because its total market capitalization was less than $50 million over a 30 trading-day period and its stockholders’ equity was less than $50 million over a separate 30 trading-day period. The Company’s common stock will continue to be listed and traded on the NYSE during the Cure Period referred to below, subject to the Company’s compliance with other NYSE continued listing standards.

In accordance with Section 802.02 of the NYSE Listed Company Manual (“Section 802.02”), the Company intends to contact the NYSE within 10 days of its receipt of the Notice to confirm receipt of the Notice and confirm that it intends to present to the NYSE a plan detailing actions the Company has taken, or will take, to bring it into conformity with continued listing standards within 18 months of receipt of the Notice (the “Cure Period”). Pursuant to Section 802.02, the Company has 45 days from receipt of the Notice to submit its plan. The Company intends to develop and submit such its plan within the required timeframe. If the NYSE accepts the plan, the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.

The Company’s common stock will continue to trade under the symbol “GLS,” but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance include, without limitation: Gelesis’ ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, Gelesis’ ability to continue to comply with applicable listing standards of the NYSE, and other important factors discussed in the “Risk Factors” section of Gelesis’ most recent Annual Report on Form 10-K and in other filings that Gelesis makes with the Securities and Exchange Commission. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Contact:

Investors: ir@gelesis.com
Media: pr@gelesis.com

Source: Gelesis Holdings, Inc.